CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in this Post-Effective Amendment No. 1 to the registration statement on Form N-1A (File No. 333-117134) ("Registration Statement") of our Report of Independent Registered Public Accounting Firm and related financial statements dated September 17, 2004 relating to the Putnam RetirementReady Maturity Fund. We also consent to the references to us under the heading "Independent Registered Public Accounting Firm and Financial Statements" in such Registration Statement.


PricewaterhouseCoopers LLP
Boston, Massachusetts
January 28, 2005